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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         NETWORK COMPUTING DEVICES, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                 77-0177255
        (State of incorporation)            (I.R.S. Employer Identification No.)


        350 NORTH BERNARDO AVENUE
        MOUNTAIN VIEW, CALIFORNIA                          94043
(Address of principal executive offices)                 (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

            Title of each class                Name of each exchange on which
            to be so registered                each class is to be registered

              Not applicable                                None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]


     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value
                                (Title of class)


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                            AMENDMENT NO. 2 TO FORM 8-A

     The undersigned registrant hereby amends the following items, exhibits or other portions of its Application for Registration on Form 8-A filed April 27, 1992, as amended January 14, 1999, for its Common Stock as follows:

     ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                                    COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and such common stock does not have cumulative voting rights with respect to any matter. Subject to the preferences held by holders of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the remainder of the assets of the Company, after payment of liabilities and the liquidation preferences of any outstanding shares of Preferred Stock, will be distributed ratably among the holders of Commons Stock. There are no preemptive or other subscription rights and there are no conversion rights or redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding share of Common Stock are fully paid and nonassessable.

     ITEM 2.  EXHIBITS


The following exhibits are filed herewith:

          3.1  Restated Certificate of Incorporation of Registrant.

          3.2  Amended and Restated Bylaws of Registrant.

          4.1 Rights Agreement dated August 12, 1997 between the Registrant and ChaseMellon Shareholder Services, L.L.C.(1)

          4.2 Rights Amendment dated December 31, 1998 between the Registrant and ChaseMellon Shareholder Services, L.L.C. (2)

     (1) Incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A/A filed April 1, 1999.

     (2) Incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A filed April 1, 1999.



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                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  NETWORK COMPUTING DEVICES,  INC.

Date:  March 31, 1999

                                  By: /s/ Rudolph G. Morin
                                      --------------------
                                       Rudolph G. Morin
                                       Executive Vice President, Operations and
                                       Finance, and Chief Financial Officer


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                                    EXHIBIT INDEX
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Exhibit                            Description
-------                            -----------
  3.1     Restated Certificate of Incorporation of Registrant.

  3.2     Amended and Restated Bylaws of Registrant.

  4.1 Rights Agreement dated August 12, 1997 between the Registrant and ChaseMellon Shareholder Services, L.L.C.(1)

  4.2 Rights Amendment dated December 31, 1998 between the Registrant and ChaseMellon Shareholder Services, L.L.C. (2)

  (1) Incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A/A filed April 1, 1999.

  (2) Incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A filed April 1, 1999.

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